EXHIBIT 10.9

Dated: May 9, 2008

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SECURITIES COMMISSION OF ANY STATE, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY, OR THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.  TRANSFER OF THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE IS FURTHER RESTRICTED AS PROVIDED IN THE COMPANY’S AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, AS IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS AVAILABLE AT THE OFFICES OF THE COMPANY.

THIS PROMISSORY NOTE IS SUBORDINATED TO ANY PRESENT OR FUTURE INDEBTEDNESS OWING FROM THE MAKER TO FIFTH THIRD BANK AND ITS SUCCESSORS AND ASSIGNS, AND MAY BE ENFORCED ONLY IN ACCORDANCE WITH THAT CERTAIN SUBORDINATION AGREEMENT, DATED MAY9, 2008, AMONG REG VENTURES, LLC, RENEWABLE ENERGY GROUP, INC., ILLINOIS FINANCE AUTHORITY, AND FIFTH THIRD BANK. THIS PROMISSORY NOTE IS ALSO SUBORDINATED TO ANY INDEBTEDNESS OWING FROM THE MAKER TO ANY REPLACEMENT LENDER ON ACCOUNT OF ANY SENIOR LOAN.

No. 1	U.S. $21,700,000

BLACKHAWK BIOFUELS, LLC

CONVERTIBLE SECURED SUBORDINATED NOTE

Due May 9, 2013 [Note:  due date to be fifth (5th) anniversary of Loan Agreement closing date] (the “Due Date”)

This Convertible Secured Subordinated Note (“Note”) is issued by Blackhawk Biofuels, LLC, a Delaware limited liability company (the “Company”).  This Note is designated as the Company’s Convertible Secured Subordinated Note, due on the date set forth above, in the principal amount of TWENTY-ONE MILLION SEVEN HUNDRED THOUSAND AND NO/100 U.S. Dollars

(U.S. $21,700,000) (the “Note”).  This Note is issued pursuant to the certain Subordinated Loan Agreement of even date herewith (the “Loan Agreement”) by and between the Company and REG Ventures, LLC, an Iowa limited liability company (“REG”).  Capitalized terms not otherwise defined herein shall have the same meaning as ascribed to them in the Loan Agreement.  This Note is subordinate to any indebtedness of the Company to Fifth Third Bank under that certain Loan Agreement of even date herewith (and any renewal or replacement credit facility consisting of a construction/term loan in the maximum principal amount of $24,650,000 and/or a revolving line of credit in the maximum principal amount of $5,000,000) and to any working capital loan facility of the Company, but only to the extent that such working capital loan facility is secured by current assets of the Company.  This Note is secured by a subordinated mortgage of leasehold, security agreement, assignment of leases and rents and fixture filing of even date herewith between the Company and REG (collectively, the “Security Documents”). Notwithstanding anything in the Subordinated Loan Documents to the contrary, payment and performance under the Subordinated Loan Documents is subject and subordinate to the terms, conditions and restrictions set forth in the Senior Loan Documents with Fifth Third Bank and/or Replacement Lender.

FOR VALUE RECEIVED, the Company promises to pay to REG, or its registered assigns (the “Holder”) at the address for notices in Section 5 hereof, the principal sum of TWENTY-ONE MILLION SEVEN HUNDRED THOUSAND AND NO/100 U.S. Dollars (U.S. $21,700,000), on or before the Due Date (as the same may be extended as provided hereunder), or such earlier date or dates as the Note is required to be repaid as provided hereunder (the “Maturity Date”) and to pay interest to the Holder on the aggregate unconverted and outstanding principal amount of this Note at a rate equal to the Interest Rate.  Interest shall be due quarterly on the first Business Day of each calendar year quarter commencing July 1, 2008 payable at the option of the Company either in cash or Class A limited liability company units of the Company (“Units”) at a price of $2.00 per Unit.  Unless accrued and unpaid interest is paid earlier, all accrued and unpaid interest will be paid on the Maturity Date.  Interest on this Note shall accrue daily commencing on the date of this Note until the payment in full, or conversion of, the outstanding principal sum, together with all accrued and unpaid interest and other amounts, which may become due hereunder.

The Company shall have the right to prepay the principal amount of this Note, in whole but not in part, at any time and from time to time before the Maturity Date without penalty.  Concurrently with each such prepayment or upon the conversion of the Note pursuant to Section 4 of this Note, the Company shall pay all accrued and unpaid interest on the principal amount of the Note that is prepaid or converted to the extent that such accrued and unpaid interest is not otherwise converted.  All prepayments shall be applied first to any costs of collection related to this Note, second to accrued and unpaid interest on the principal amount of the Note, and then to principal of this Note.

This Note is subject to the following additional provisions:

Section 1.  This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

Section 2.  This Note has been issued subject to certain investment representations of the original Holder set forth on Exhibit A attached hereto.  Subject to the restrictive legend at the top of the first page of this Note, this Note (or the Notes as contemplated by Section 1) is transferable by the Holder upon due presentment to the Company of a written assignment and instructions for transfer by the registered Holder.  Prior to due presentment to the Company for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 3.

(a)           An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)            any default in the payment of the principal of or interest on this Note as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise), and such default shall not have been remedied within five (5) business days after the date on which notice of such default shall have been given to the Company;

(ii)           the failure to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Note, and such failure or breach shall not have been remedied within thirty (30) days after the date on which notice of such failure or breach shall have been given to the Company;

(iii)          the Company shall commence a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company, or there is commenced against the Company and not dismissed within sixty (60) days, any such bankruptcy, insolvency or other proceeding; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty (60) days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any other action is taken by the Company for the purpose of effecting any of the foregoing;

(iv)            there shall be any Event of Default (after any required notice or expiration of any applicable cure period) under the Loan Agreement or any of the Security Documents; or

(iv)          the Company shall fail for any reason to register the Units into which this Note has been converted in the name of the Holder in the Company’s Unit ledger or fails to execute the Holder’s LLC Agreement Signature Page (as defined in Section 4(b) prior to the tenth (10th) business day after a Conversion Date pursuant to and in accordance with Section 4(b), or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of the Note in accordance with the terms hereof.

(b)           Notwithstanding the foregoing, no Event of Default may be declared or shall be deemed to exist or be continuing if the events which would otherwise constitute an Event of Default are primarily attributable to the negligence or intentional misconduct of REG or an affiliate of REG or a failure by REG or an affiliate of REG to operate the Company’s biodiesel plant substantially in accordance with the terms of any management and operational services agreement or similar agreement between the Company and REG or an affiliate of REG.

(c)          If an Event of Default occurs (including, but not limited to, if the Holder permits the Note to remain outstanding after the Maturity Date or a Conversion Date), interest shall continue to accrue at the Default Rate, and the Holder shall have the right to declare immediately due and payable all amounts owing under this Note.  Except as provided in this Section 3, the Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder.  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 4.

(a)           All amounts outstanding under this Note, including both principal and interest, shall be convertible at the option of the Holder, in whole or in part, into Units at a price of $2.00 per Unit at any time from and after the earlier of (i) the Maturity Date; (ii) the prepayment of the principal balance of this Note; (iii) the closing of the sale of shares of Common Stock of Renewable Energy Group, Inc., a Delaware corporation (“REG”), in an IPO; (iv) a Change of Control of REG; or (v) any time after three (3) years from the date of this Note.

(b)           The Holder shall effect conversions under this Section 4 by delivering to the Company a completed notice in the form attached hereto as Exhibit B (a “Conversion Notice”) and a Signature Page to Amended and Restated Limited Liability Company Agreement in the form attached hereto as Exhibit C (the “LLC Agreement Signature Page”).  The Conversion Notice shall set forth the amount of principal and interest under the Note to be converted and the principal amount of this Note and all accrued and unpaid interest thereon remaining unconverted as of the date of the conversion.  The LLC Agreement Signature Page will document the Holder’s agreement to become a party to the Company’s Amended and Restated Limited

Liability Company Agreement, as it may be amended from time to time.  The date on which a Conversion Notice is delivered to the Company is the “Conversion Date” relating to such Conversion Notice, and on and after such date, the Holder entitled to receive the equity securities issuable upon conversion of all or a portion of the Note shall be treated for all purposes as the record holder of such securities.  Unless the Holder is converting the entire principal and interest outstanding under this Note, the Holder is not required to physically surrender this Note to the Company in order to effect conversions.  Conversions hereunder shall have the effect of reducing the outstanding principal amount of this Note plus all accrued and unpaid interest thereon, by the amount so converted, which shall be evidenced by entries set forth in the Conversion Notice.  The Holder and the Company shall maintain records showing the principal and interest amounts converted and the date of such conversions.  The Company shall cause to be issued and delivered certificates to the Holder on or before the tenth (10th) business day after a Conversion Date.

(c)             Upon a conversion under this Section 4, neither the Company nor REG shall be required to issue or deliver Unit certificates representing fractions of Units, and, in lieu thereof, the Company shall make a cash payment for such fractional Unit.

(d)             The issuance of certificates for Units on conversion of the Note under this Section 4 shall be made without charge to the Holder thereof for any documentary stamp or similar taxes that may be payable in respect of the issuance or delivery of such certificates, provided that neither the Company nor REG shall be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of any such certificates upon conversion in a name other than that of the Holder of the Note so converted, and neither the Company nor REG shall be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(e)             All Units issued upon conversion under this Section 4 hereof shall be subject to applicable securities law transfer restrictions and transfer and other restrictions under the Company’s Amended and Restated Limited Liability Company Agreement, as it may be amended from time to time.

(f)              In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, share combination or similar transaction with respect to the Units after the date hereof, the conversion price and number of Units to be issued to the Holder upon conversion shall be equitably adjusted.  Additionally, equitable adjustments shall be made to reflect any other changes in the Units, including changes resulting from a combination of outstanding Units or other sale, merger, consolidation or similar transaction.

(g)             REG shall have the preemptive and prior right to acquire a proportionate amount of any capital or membership units of Blackhawk or securities convertible or exchangeable for such units (the “Offered Securities”) proposed to be sold by Blackhawk at the price and on the other terms and conditions proposed by Blackhawk for a period of thirty (30) days after written notice of the proposed sale is deemed given by Blackhawk to REG.  REG’s preemptive right is exercisable as to the proportion of the Offered Securities that the Units owned by REG or which it has the right to acquire upon conversion of the Note or pursuant to the exercise of any option or warrant bears to all other capital units of Blackhawk on a fully diluted basis.  REG shall have no preemptive right with respect to (i) Offered Securities issued as compensation to managers, officers, agents or employees of Blackhawk, its subsidiaries or affiliates; (ii) Offered Securities issued to satisfy conversion or option rights created to provide compensation to managers, officers, agents or employees of Blackhawk, its subsidiaries or affiliates; or (iii) Offered Securities sold otherwise than for money.  Offered Securities subject to preemptive rights that are not acquired by REG may be issued to any Person for a period of one year after being offered to REG at a consideration set by the Board of Managers of Blackhawk that is not lower than the consideration offered by Blackhawk to REG.  An offer at lower consideration or after the expiration of one year shall again be subject to the preemptive right of REG.

Section 5.               Any and all notices or other communications or deliveries to be provided by the parties under this Note, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed as follows:

If to the Company:

Blackhawk Biofuels, LLC

22 South Chicago Avenue

Freeport, Illinois 61032

Attention:  Ron Mapes

Facsimile:  (815) 235-4727

Lindquist & Vennum, PLLP

Attention:  Dean Edstrom

4200 IDS Center

80 South Eighth Street

Minneapolis, MN 55402

Facsimile: (612) 371-3207

If to the Holder:

REG Ventures, LLC

416 S. Bell Avenue

P.O. Box 888

Ames, IA  50010

Attention:  Jeffrey Stroburg

Facsimile:  (515) 239-8009

Wilcox Polking Gerken Schwarzkopf & Copeland, P.C.

Attention:  John Gerken

115 E. Lincolnway Street, Suite 200

Jefferson, IA 50129

Facsimile: (515) 386-8531

or such other address or facsimile number as a party may specify for such purposes by notice to the other party delivered in accordance with this Section. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile with confirmation of receipt at the facsimile telephone number specified in this Section prior to 5:00 p.m. (the recipient’s time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile with confirmation of receipt at the facsimile telephone number specified in this Section later than 5:00 p.m. (the recipient’s time) on any date and earlier than 11:59 p.m. (the recipient’s time) on such date, (iii) four (4) days after deposit in the United States mail, (iv) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.

Section 6.               This Note shall not entitle the Holder to any of the rights of a member of the Company or a holder of Units, including without limitation, the right to vote, to receive dividends or other distributions, or to receive any notice of, or to attend, meetings of Unit holders or any other proceedings of the Company, unless and to the extent converted into the Units in accordance with the terms hereof.

Section 7.               If this Note is mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all as shall be reasonably satisfactory to the Company.

Section 8.               THE VALIDITY AND INTERPRETATION OF THIS NOTE, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF IOWA WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 9.               Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

Section 10.             If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

Section 11.             Whenever any payment or other obligation hereunder shall be due on a day other than a business day, such payment shall be made on the next succeeding business day.

Section 12.             If any action at law or equity is necessary to enforce or interpret this Agreement, the prevailing party shall be entitled to receive from the other party or parties reasonable attorneys’ fees, costs and necessary disbursements (including costs of collection) in addition to any other relief to which the prevailing party or parties may be entitled.

Section 13.             The Company shall reserve, issue and deliver to the Holder the number of Units as may be necessary under the conversion rights set forth in this Note or as otherwise required to be issued pursuant to this Note.  The Company represents and warrants that all securities issued by the Company and delivered to the Holder through the Company pursuant to this Note (i) will be duly authorized and validly issued and will be fully paid and nonassessable without any additional consideration, (ii) will be issued in full compliance with all applicable state and federal laws concerning the issuance of securities, and (iii) will not violate the Company’s Certificate of Formation, the Company’s Amended and Restated Limited Liability Company Agreement, as it may be amended from time to time, or any preemptive right or any agreement, contract, license, arrangement, understanding evidence of indebtedness, note, lease or other instrument binding on the Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

BLACKHAWK BIOFUELS, LLC,

a Delaware limited liability company

By:	/S/ Ronald L. Mapes
Ronald L. Mapes, Chair

CONVERTIBLE SECURED SUBORDINATED NOTE SIGNATURE PAGE

EXHIBIT A

HOLDER INVESTMENT REPRESENTATIONS

In connection with the delivery of the Convertible Subordinated Note dated May 9, 2008 in the principal amount of $21,700,000 (the “Note”) issued by Blackhawk Biofuels, LLC, a Delaware limited liability company (the “Company”), Holder understands that neither the Note nor the Class A limited liability company units of the Company into which the Note is convertible (collectively the “Securities”) have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws (together with the Securities Act, the “Securities Laws”). Holder also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Laws based in part upon Holder’s representations. Holder hereby represents and warrants to the Company as follows:

(a)           Restriction on Transfer.  Holder understands and agrees that the Securities may not be transferred to any third party except in accordance with the Company’s Amended and Restated Limited Liability Company Agreement, as it may be amended from time to time.  As a consequence, Holder understands that the Securities may be prohibited from sale or transfer for an extended period of time and that Holder may have extremely limited opportunities, if any, to dispose of the Securities.  Holder consents to the placement of a stop transfer order with any registrar and transfer agent for the Securities and to the placement of appropriate legends consistent with the foregoing on any certificates which may be issued representing the Securities.

(b)           Holder Bears Economic Risk.  Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Holder must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Laws, or an exemption from registration is available. Holder understands that the Company has no present intention of registering the Securities. Holder also understands that there is no assurance that any exemption from registration under the Securities Laws will be available and that, even if available, such exemption may not allow Holder to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times Holder might propose.

(c)           Acquisition for Own Account.  Holder is acquiring the Securities for its own account for investment only, and not with a view towards their distribution except as permitted by the Securities Laws.

(d)           Holder Can Protect Its Interest.  Holder represents that by reason of its, or of its management’s, business or financial experience, Holder has the capacity to protect its own interests in connection with the transactions evidenced by this Note and the related warrant.

(e)           Accredited Investor.  Holder represents that it is an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act.

(f)            Company Information.  Holder has received and read the financial records and other disclosures provided to it by the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company.  Holder has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

(g)           Rule 144.  Holder acknowledges and agrees that the Securities are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Laws or an exemption from such registration is available. Holder has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(h)           Residence.  The office or offices of Holder in which its investment decision was made is located at the address of Holder set forth in Section 5 of the Note.

Dated: May 9, 2008	REG VENTURES, LLC

By:

Name:

Title:

EXHIBIT B

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby elects to convert the attached Note 1 issued by Blackhawk Biofuels, LLC, a Delaware limited liability company (the “Company”), into                             Class A limited liability company units of the Company (the “Units”), according to the conditions hereof, as of the date written below.  If Units are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company and in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion Calculations:	Holder’s Signature:

Date to Effect Conversion	Name of Holder

$
Amount to be Converted	Signature of Holder or Authorized Person

$
Applicable Conversion Price	Name

Number of Units to be issued	Title (if applicable)

$
Remaining Principal Balance and any Accrued and Unpaid Interest
Residence or Principal Office Address

Date

Telephone Number (include area code)

Social Security or Taxpayer ID Number

EXHIBIT C

BLACKHAWK BIOFUELS, LLC

SIGNATURE PAGE TO
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This Signature Page to Amended and Restated Limited Liability Company Agreement constitutes an Amendment to that certain Amended and Restated Limited Liability Company Agreement, as it may be amended and may subsequently be amended (the “Agreement”), by and among the Members of Blackhawk Biofuels, LLC, a Delaware limited liability company (the “Company”), and the persons and entities who are or hereafter become parties to or bound by the Agreement, as provided therein or herein.

WHEREAS, the undersigned wishes to acquire Class A Units of the Company; and

WHEREAS, the Agreement contains provisions which provide that the rights and obligations of members of the Company and of holders of Units of the Company will be determined by the Agreement;

NOW, THEREFORE, in consideration of the premises, the mutual covenants and commitments set forth herein and in the Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, by executing this Signature Page, the undersigned hereby becomes a party to and is hereby bound by all of the provisions of the Agreement as it may be amended and may subsequently be amended and agrees that the Class A Units of the Company acquired by the undersigned are Class A Units within the meaning of that term in the Agreement.

Except as specifically amended hereby, all of the provisions of the Agreement shall remain in full force and effect and terms defined in the Agreement shall have the same meaning herein.

This Signature Page to Amended and Restated Limited Liability Company Agreement shall be effective upon the acceptance and execution hereof by the Company.

IN WITNESS WHEREOF, the undersigned has (have) executed this Signature Page to Amended and Restated Limited Liability Company Agreement as of the date set forth below.

[Signatures follow on next page]

Individuals: (Includes joint tenants, tenants in common and individual IRA beneficiaries)	Entities: (Includes corporations, limited liability companies, partnerships, cooperatives, trusts and IRA custodians)

Name of Individual	Name of Entity

Signature of Individual	Authorized Signature

Name of Joint Individual	Print Name

Signature of Joint Individual	Title

Date	Date

Acceptance by Company:

Blackhawk Biofuels, LLC hereby consents to and accepts this Signature Page to Amended and Restated Limited Liability Company Agreement and to the amendment of the Amended and Restated Limited Liability Company Agreement, as it may be amended and may subsequently be amended, as provided herein and as of the date set forth below, on behalf of itself and its Members and the persons and entities who are or hereafter become parties to or bound by the Agreement.

BLACKHAWK BIOFUELS, LLC

By:

Title:

Date: